Table of Contents

As filed with the Securities and Exchange Commission on July 3, 2023

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	47-3324725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

(833) 275-2266

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Lorbiecki

Chief Financial Officer

Aclarion, Inc.

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

(833) 275-2266

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James H. Carroll, Esq.
Carroll Legal LLC
1449 Wynkoop Street, Suite 507
Denver, CO 80202
(303) 888-4859

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus,

Subject to Completion, dated July 3, 2023

ACLARION, INC.

This prospectus relates to the offer and resale, from time to time, of up to an aggregate of 1,571,156,shares of our common stock, par value $0.00001 per share, consisting of, (a) 339,360 shares of common stock sold in a private investment in public equity financing (the “PIPE Offering”) pursuant to a Securities Purchase Agreement, dated May 16, 2023 (the “2023 SPA”), by and between us and the purchasers named therein (the “Selling Stockholders”); and (b) 1,232,156 shares of common stock issuable upon the exercise of 1,232,156 warrants (the “Common Warrants”) issued in the PIPE Offering to the Selling Stockholders pursuant to the 2023 SPA.

We are not selling any securities under this prospectus, and we will not receive proceeds from the sale of the shares of our common stock by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Common Warrants, which, if exercised in cash at the current applicable exercise price, would result in gross proceeds to us of approximately $771,576.

We will pay the expenses of registering the shares of common stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders. The Selling Stockholders may sell our shares of common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for our common stock or in negotiated transactions.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ACON.” On June 30, 2023, the closing price for our common stock, as reported on the Nasdaq Capital Market, was $0.69 per share. Our IPO Warrants offered in connection with our February 2021 initial public offering are quoted on the Nasdaq Capital Market under the symbol “ACONW.” The last reported sale price of our IPO Warrants on the Nasdaq Capital Market on June 30, 2023 was $0.57 per IPO Warrant.

There is no established public trading market for the Common Warrants. We do not intend to apply for the listing of the Common Warrants on any securities exchange or recognized trading system.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2023

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We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the late date modifies or supersedes the earlier statement.

The Selling Stockholders are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholders have done anything that would permit this offering (the “Offering”) or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus applicable to that jurisdiction.

If required, each time the Selling Stockholders offer shares of common stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholders to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this Offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference” before buying any of the securities offered.

Unless the context otherwise requires, the terms “the Company,” “we,” “us” and “our” refer to Aclarion, Inc. and our subsidiaries.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third-parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Information Regarding Forward-Looking Statements.”

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We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Our company name was changed from “Nocimed, Inc.”, to “Aclarion, Inc.” on December 3, 2021. NOCIMED™ -, NOCISCAN® -, NOCIGRAM™ , NOCISCORE™ -, NOCICALC™ - MRS NOCI+™ - NOCI-™ -, NOCImild™ -NOCIWEB™ - SI-SCORE™, VIRTUAL DISCOGRAM™ - and the Nocimed logo are our trademarks. All other service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our trends, liquidity and capital resources, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements about the following:

•	our prospects, including our future business, revenues, expenses, net income, earnings per share, gross margins, profitability, cash flows, cash position, liquidity, financial condition and results of operations, our targeted growth rate and our goals for future revenues and earnings;

•	the potential impact of COVID-19 on our business and results of operations;

•	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flows, capital expenditures, liquidity, financial condition and results of operations;

•	our products and services, including their quality and performance in absolute terms and as compared to competitive alternatives, and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position and our market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•	our ability to maintain, protect, and enhance our brand and intellectual property;

•	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•	the value of our assets and businesses, including the revenues, profits and cash flows they are capable of delivering in the future;

•	the effects on our business operations, financial results, and prospects of business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships;

•	industry trends and customer preferences and the demand for our products and services; and

•	the nature and intensity of our competition, and our ability to successfully compete in our markets.

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These statements are necessarily subjective, are based upon our current plans, intentions, objectives, goals, strategies, beliefs, projections and expectations, and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly-available information with respect to the factors upon which our business strategy is based, or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, without limitation, those discussed under the caption “Risk Factors” in this prospectus as well as other risks and factors identified from time to time in our SEC filings.

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GLOSSARY

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the term:

“AI” means Artificial Intelligence

“Category I Codes” means numeric codes that identify a procedure or service that is approved by the Food and Drug Administration (FDA), performed by healthcare professionals nationwide, and is proven and documented.

“Category III Codes” are CPT Category III codes that are a set of temporary codes assigned to emerging technologies, services, and procedures.

“CE mark” is an administrative marking with which a manufacturer or importer affirms its products are in conformity with European health, safety, and environmental protection standards for products sold within the European Economic Area (EEA).

"Covered Entity” is a health care provider or other person or entity who acquires and transmits private health information of patients, as covered under HIPAA and GDPR regulations (see e.g. 45 CFR §160.103).

“CPT” means “Current Procedural Terminology”, and refers to a medical code set created and maintained by the American Medical Association (“AMA”) and used by providers of healthcare services to bill insurance companies for their work. All new medical devices and services are required to secure CPT codes to receive payment from government and private commercial payers.

“CT-Scan” means a computerized tomography (CT) scan combines a series of X-ray images taken from different angles around the body and uses computer processing to create cross-sectional images (slices) of the bones, blood vessels and soft tissues inside the body. CT scan images provide more-detailed information than plain X-rays do.

“Cures Act” means the 21st Century Cures Act, signed into law on December 13, 2016, as Public Law No: 114-255.

“Disc” means an intervertebral disc which is made of a gel-like material (nucleus pulposus) surrounded by a thick fibrous ring (annulus fibrosus) is situated between the vertebral bodies of the spine.

“DLBP” means Discogenic Low Back Pain

“DOC” means “Declaration of Conformity,” a document signed by us that declares that we have self-complied with applicable regulations for self-certifying our CE Marking for our products.

“Fusion” means “Spinal Fusion” which is surgery to permanently connect two or more vertebrae in the spine, eliminating motion between them.

"GDPR” means the General Data Protection Regulation in the EU, originally effective May 25, 2018 and implemented in all local privacy laws across the EU and EEA region, to protect a patient’s personally identifiable information (PII) and regulate how it must be collected, stored, and used by others, and in certain situations applies concurrently with HIPAA requirements with respect to PII that is PHI for persons located in the EU and received by companies or other persons or entities in the US.

“IRB” means Institutional Review Board, which is typically an appointed board for reviewing and approving investigational clinical trials.

“Indications for Use” means the limited scope of the intended uses and related medical indications for appropriately using our products.

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“LBP” means Lower Back Pain.

“Labeling” means the scope of intended “Indications for Use” that is identified with the commercial sale and use of our products.

“Lumbar Spine” means the five (5) lower vertebrae, L-1 to L-5.

“MR” means Magnetic Resonance.

“MRI” means Magnetic Resonance Imaging.

“MRS” means Magnetic Resonance Spectroscopy and is a type of pulse sequence used by MR scanners that, unlike MRI pulse sequences which generate images of tissue structures, generates a ‘spectrum’ with various peaks that represent different chemicals in the body tissue being examined, and which allows for the quantitative measurement of the relative amounts of those chemicals in the examined tissues.

“Notified Body” means an organization designated by an EU country to assess the conformity of certain products before being placed on the market, as is required for certain medical products.

“NIH” means the United States National Institutes of Health.

“PD TEST” means a Provocation Discogram test which is a diagnostic test meant to confirm or exclude the intervertebral disc(s) as a source of back pain. This technique involves puncture of the disc with a fine-gauge needle under fluoroscopic guidance and pressurization of the disc via the injection of contrast media.

“PMA” means Premarket Approval by the FDA.

"QMS” means Quality Management System, which is a formalized system that documents processes, procedures, and responsibilities for achieving quality policies and objectives, in particular to meet customer and regulatory requirements.

“DICOM” means an acronym for digital image communication, typically referring to standardized data architecture formats for managing, storing, and communicating or transferring MRI images and other associated data.

“Disc” means intervertebral disc that is located between two vertebral body bones of the spine, where it is bordered by superior and inferior disc end-plate structures, and comprises an inner disc nucleus between the two end-plates and that is a circumferentially surrounded by, and normally contained by, and outer disc annulus that is normally a fibrous collagen-based connective tissue structure.

“Spectroscopy” means the science of deriving and evaluating a multi-peak spectrum for a material and in which different molecular bonds representing different components of the material are represented by unique respective peaks at particular locations along the spectra, and with the different peaks typically reflecting different resonant frequencies of the different components when subjected to a pulsed magnetic field; and in our current product, relates to producing and evaluating spectra for the different chemical constituents of disc tissue as derived from MR pulse sequences applied to those tissues for that chemical analysis.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and in documents incorporated by reference. This summary is not complete and may not contain all the information you should consider before investing in our common stock. You should read this entire prospectus and the documents incorporated by reference in this prospectus carefully, especially the risks of investing in our common stock discussed under the heading “Risk Factors,” and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.”

The Company was originally formed in Delaware as Nocimed, LLC in January 2008. Nocimed, LLC was converted to Nocimed, Inc., a Delaware corporation in February 2015. The name of the Company was changed from “Nocimed, Inc.” to “Aclarion, Inc.” on December 3, 2021. In this prospectus, unless the context otherwise requires, the terms “Aclarion, Inc.,” “Aclarion”, “Nocimed, Inc.” the “Company,” “we,” “us” and “our” refer, prior to the name change discussed herein, to Nocimed, Inc., and after the name change, to Aclarion, Inc.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the Common Warrants issued in this offering.

Overview

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy (“MRS”), and a proprietary biomarker to optimize clinical treatments. Aclarion’s technology addresses the $134.5B U.S. low back and neck pain market, which according to a 2020 JAMA (Journal of the American Medical Association) article is now the most costly healthcare condition in the United States. The Company is currently utilizing Artificial Intelligence (“AI”) to assist in quality control processes that flag spectroscopy data indicative of a poor MRS study. The use of AI in this application is early in its development cycle and is expected to evolve with further research and development. The Company is also researching the application of AI and machine learning platforms to analyze both the raw spectroscopy data and the post-processed signal to evaluate whether AI platforms can more efficiently and more effectively associate MRS data with clinical outcomes. The use of AI in this application is aspirational and we intend this type of AI research and development to be an ongoing process applied not only to the various treatment paths associated with back pain, such as conservative therapies, regenerative and cell therapies and surgical intervention, but also to potentially expand into other clinical explorations involving the diagnosis of brain, breast and prostate tumors.

The Company, which has limited sales to date, is addressing this market by initially focusing on improving the outcomes of surgical interventions to treat low back pain. In this initial application, Aclarion technology is intended to assist surgeons in determining the optimal surgical procedure for a patient undergoing surgery for pain isolated to their lumbar spine (the “lumbar spine” is comprised of the five (5) lower vertebrae, L-1 to L-5). We then intend to add additional applications of our technology targeting the management of large segments of low back pain patients from the point of initial Magnetic resonance Imaging (“MRI”) through to episode resolution. We believe this will expand the use of our technology to low back pain patients undergoing conservative therapies such as physical therapy or biologic and cell therapies aimed at regenerating the lumbar discs. We plan to expand the application of our technology beyond the lumbar spine to address neck pain populations in addition to low back pain populations. To expand the application of our technology for use in neck pain populations, we will need to overcome technical changes associated with securing adequate MRS data from the cervical disc, which is significantly smaller than the lumbar disc, and there can be no assurance the Company will be able to overcome these challenges.

The core technology Aclarion employs is MRS. The patient experience when undergoing an MRS exam is exactly like that of a standard MRI, with the exception of an additional 3-5 minutes for each disc undergoing a spectroscopy exam. Whereas a standard MRI produces a signal that is converted into anatomical images, an MRS produces a signal that is converted into a waveform that identifies the chemical composition of tissues. Just like with standard MRI’s, the data from spectroscopy is useless without technologies that can process the data. Aclarion has developed proprietary signal processing software that transforms spectroscopy data into clear biomarkers.

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We believe one of the biggest issues driving the cost of treating low back and neck pain patients to the top of the list for healthcare spending is that there is no objective, cost effective and noninvasive diagnostics to reliably identify the source of a patient’s pain. We believe the poor surgical outcomes for Discogenic Low Back Pain (“DLBP”) are largely due to difficulties in reliably and accurately diagnosing the specific spinal discs that are causing pain. The current primary diagnostic standard is the MRI, which is useful for showing abnormal structures and tissue dehydration, but, we believe, cannot reliably identify specific discs that are causing pain. To diagnose specific discs that are causing pain, a needle-based Provocation Discogram test (“PD Test”) has been developed. PD Tests have been shown to be highly accurate when performed properly. However, a PD Test is invasive, subjective and unpleasant for the patient as the patient needs to be awake in order to tell the physician if the pain the physician is purposefully causing in the disc is the same as the pain the patient feels when they are experiencing a back pain episode. In addition, recent evidence has shown that the action of inserting a needle into a normal disc during a discogram procedure leads to an increased rate of degeneration in these previously normal discs. Based on the limitations and concerns of the PD Test, we believe there is a significant need for an objective, accurate, personalized and noninvasive diagnostic test that can reliably determine if an individual disc is a pain generator. By providing physicians information about whether a disc has the chemical and structural makeup consistent with pain or not, we believe the treatment plan for each patient will lead to more efficient and targeted care that, will in turn, result in lower costs and healthier patient outcomes.

Aclarion has taken the first steps to demonstrate the potential use of our technology in helping to improve the outcome of surgical intervention for DLBP patients by publishing a clinical study in the European Spine Journal in April 2019. The study illustrated that when all discs identified as consistent with pain by our technology were included in a surgical treatment, 97% of the patients met the criteria for “clinical improvement”. This compared to only 54% of patients meeting the criteria for clinical improvement if a disc that our technology identified as consistent with pain, was not included in the surgical treatment.

The results of this clinical study led the CPT committee to approve four Category III codes for our technology in January 2021. The NIH also included our technology as one of the handful of technologies selected to participate in their $150 million Back Pain Consortium (BACPAC) Research Program, an NIH translational, patient-centered effort to address the need for effective and personalized therapies for chronic low back pain.

Aclarion Solution

Evolving science coupled with the understanding of degenerative painful discs has suggested that lumbar discs may become painful due to certain chemical changes, which changes cannot be identified using standard lumbar MRI imaging. However, an application of MRI scanners Magnetic Resonance Spectroscopy has been developed by manufacturers of MRI equipment. MRSs are different than MRIs. An MRI generates images of body structures, while an MRS analyzes the relative amounts of various chemicals in body tissues.

Aclarion has developed a software application called NOCISCAN-LS® which uses the existing MRS capabilities of many commercially available scanners to non-invasively analyze the chemical makeup of intervertebral discs in the spine. The software post-processes the MRS exam data and detects the presence of chemical biomarkers that we, in conjunction with spine researchers at UCSF, have demonstrated to be associated with degenerative pain and structural integrity of the lumbar discs. After processing the MRS exam data, we send the ordering clinician a report that details how to interpret the results of the MRS exam. We believe these results help clinicians make quicker and more informed decisions about which lumbar discs are painful, and which are not. We believe the ordering clinician can use this information to determine the optimal treatment plan for an individual patient.

Clinical Evidence

We have pursued a clinical study (the “Gornet Study”) to demonstrate the benefits of our technology to surgeons, imaging centers, third party payers, and patients. Without strong clinical data in support of our technology to improve clinical outcomes, the opportunity to secure new reimbursement codes and change existing treatment pathways would be limited.

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In a clinical study sponsored by us, and authored by, among others, a spine surgeon who has a financial interest in the Company. and published in the European Spine Journal in April 2019, it was shown that 97% of the treated patients met the criteria for significant clinical improvement, where all discs identified as painful by NOCISCAN-LS were included in the surgical treatment. This compared to 54% of surgical patients achieving clinically significant improvement when discs identified as painful by NOCISCAN-LS were omitted from the surgical treatment, or discs identified as not painful by NOCISCAN-LS were included in the treatment. Some authors of this study had a financial relationship with Aclarion, who sponsored the study.

We believe the results of this study indicates that using NOCISCAN-LS data to help determine the appropriate level for surgical intervention will significantly improve the outcomes for patients undergoing spine surgery for back pain. However, the Gornet Study was a single, relatively small, clinical study at a single clinical center sponsored by us, and authored by, among others, a spine surgeon who has a financial interest in the Company, and there can be no assurance that the results of such study accurately support our conclusions related to the market opportunity of our products.

Market Opportunity

The current NOCISCAN-LS product addresses the $10 billion that is spent in the U.S. on spine fusion procedures annually. Our early clinical evidence points to a marked improvement in surgical outcomes when discs identified as consistent with pain by our technology are included in the surgical treatment. We believe this market is actionable now, and a significant portion of the proceeds of this offering will be directed towards commercializing this market opportunity. However, our early clinical evidence is supported by a single (relatively small) clinical study at a single clinical center sponsored by us, and authored by, among others, a spine surgeon who has a financial interest in the Company, and there can be no assurance that the results of such study accurately support our conclusions related to the market opportunity of our products (See “Clinical Evidence” above.)

Recent Developments

PIPE Offering

On May 16, 2023, the Company entered into the 2023 SPA with accredited investors for an unsecured non-convertible note financing. The Company has received $1,250,000 of gross proceeds in connection with the first tranche closing of this financing.

Pursuant to the 2023 SPA, the Company has the option, subject to certain conditions, to close on a second tranche of this financing. If the second tranche is closed, the Company would receive an additional $750,000 of gross proceeds in connection with the second tranche closing of this financing. The option for the second tranche is exercisable by the Company at any time during the period commencing on the 10th trading day after the first tranche closing date and ending on the earlier of (x) the date no first tranche notes remain outstanding and (y) the six-month anniversary of the first tranche closing date.

On May 16, 2023, we completed the first tranche of the PIPE Offering pursuant to the terms of the 2023 SPA and issued (i) 339,360 shares of common stock (the “Commitment Shares”); and, (ii) 1,232,156 five year Common Warrants to purchase 1,232,156 shares of Common Stock at an exercise price, subject to adjustment, of $0.6262 per share. The Commitment Shares were issued as a Commitment Fee to the investors in the PIPE Offering, and the Common Warrants were issued in connection with the associated purchase of $1,437,500 in promissory notes by the Investors. The aggregate gross proceeds of the PIPE Offering was $1,250,000 (Purchase Price of $1,437,500, less an Original Issue Discount (“OID”) of 15%) and total commissions to the Placement Agent(s) of 10% of funds received by the Company ($123,217). In addition, the Company issued to Carter, Terry & Co., Inc. one of the placement agents, 54,349 pre-funded warrants (the “Pre-Funded Warrants) for 54,349 shares of common stock as an additional placement agent fee.

The Common Warrants are immediately exercisable for $0.6262 per share of common stock, subject to certain adjustments, including with respect to stock dividends, splits, subsequent rights offerings, pro rata distributions and a Fundamental Transaction (as defined in the Common Warrant) and until the fifth anniversary of the original issuance date (the “Expiration Date”). The Pre-Funded Warrants are exercisable commencing on November 16, 2023 for $0.01 per share of common stock, subject to certain adjustments, including with respect to stock dividends, splits, subsequent rights offerings, pro rata distributions and a Fundamental Transaction (as defined in the Pre-Funded Warrant) until all of the Pre-Funded Warrants are exercised in full. The exercise of the Common Warrants and Pre-Funded Warrants are subject to beneficial ownership limitations.

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In connection with the PIPE Offering, we entered into a Registration Rights Agreement with the Purchasers, dated May 16, 2023 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC no later than the 30th calendar day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 60th calendar day following the date of the Registration Rights Agreement.

For further discussion of the Common Warrants, see “Description of Securities – Common Warrants and Pre-Funded Warrants Offered in the PIPE Offering” in this prospectus.

Summary of Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page 13 before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

•	We have a history of net losses, and we expect to continue to incur losses for the foreseeable future. If we do achieve profitability, we may not be able to sustain it.

•	We believe our current cash resources will be sufficient to fund our current operating plans into the third quarter of 2023. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise additional capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

•	We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

•	The COVID-19 pandemic may have a material adverse effect on our business, financial condition and operating results, as well as on the operations and financial performance of our customers and suppliers. We are unable to predict the extent to which the pandemic and related restrictions will impact our business, operations, financial performance and the achievement of our strategic objectives.

•	We currently rely on our technology for use in assisting doctors to diagnose chemically painful discs causing discogenic low back pain, as well for supporting other diagnoses, treatments, and research related to lumbar disc chemistry. If we are not successful in marketing and enhancing awareness of our technology, driving adoption across our current target population, increasing referrals, and expanding the population of eligible patients, our sales, business, financial condition and results of operations will be negatively affected.

•	Currently, we can only market our product in the United States and certain countries observing CE mark regulations. Regulatory approvals that currently apply to our products include assessments where we determine the appropriate regulatory pathway for our products. Although we use regulatory consultants to assist in the self-registration processes and determinations, it is possible a regulator could disagree with our analysis. It is also possible that regulations relating to how we market our products may change. In addition, to maintain our ability to market our products under the approved regulations, we are required to adhere to multiple protocols in order to maintain regulatory approvals. The Company has failed to adequately follow protocols in the past and it is possible this may happen again in the future. If there is a change in our ability to market our products it may harm our sales, business, financial condition and results of operations.

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•	Our commercial success will depend on attaining significant market acceptance of our technology among patients, clinicians (primarily spine surgeons and pain management physicians) and imaging facilities, as well as increasing the number of patients who are prescribed for use of our diagnostic technology. If we are unable to successfully achieve substantial market acceptance and adoption of our technology, our sales, business, financial condition and results of operations would be harmed.

•	Our commercial software products currently depend on compatible use with a limited number of MR scanners that are provided by one MR scanner vendor, SIEMENS, which limits our ability to address the total potential patient population that our products could otherwise address in commercial sales. There are risks related to the on-going compatibility, shortages, price fluctuations, and ability to grow the number of compatible MR scanner platforms that, if realized, could harm our sales, business, financial condition, and results of operations.

•	If we are unable to obtain, maintain, protect, enforce and defend patent or other intellectual property protection for our technology, or if the scope of our patents and other intellectual property protections is not sufficiently broad, or as a result of our existing or any future out-licenses of our intellectual property, our competitors could develop and commercialize products similar to or competitive with our products and services, our ability to continue to commercialize our technology, or our other products and services, may be harmed.

•	We may be unable to compete successfully with other available alternatives for diagnosing low back pain, including, in particular, identifying painful discs causing discogenic low back pain, which could harm our sales, business, financial condition and results of operations.

•	If adequate reimbursement becomes unavailable for the procedures that use, or could use, our diagnostic technology, or becomes unavailable for providing other ongoing care for patients diagnosed with the assistance of our technology, it could diminish our sales, affect our ability to sell our technology profitably, or could otherwise harm our business, financial condition, and results of operations.

•	Our collection, use, storage, disclosure, transfer and other processing of sensitive and personal information could give rise to significant costs, liabilities and other risks, including, as a result of investigations, inquiries, litigation, fines, legislative and regulatory action and negative press about our privacy and data protection practices, which may harm our business, financial conditions, results of operations.

•	Our current product is supported by a single clinical study at a single clinical center involving one spine surgeon who has a financial interest in the Company. If we are unable to replicate the success of our initial clinical trial, the efficacy of our product may be in question and our sales, business, financial condition and results of operations will be harmed.

•	To reach the full market potential of our product, we will need to leverage advanced machine learning and artificial intelligence technologies (“AI”) to a larger degree than we do today. Introducing new technologies into our products require that we secure new regulatory approvals and demonstrate additional clinical success. If we are unable to secure regulatory approvals for our new products, or if they prove incapable of demonstrating clinical success, our market opportunity will be reduced and our sales, business, financial condition and results of operations may be harmed.

•	Our current product is dependent on certain processes that are not optimized to support the scaling of our technology. If we are not able to efficiently automate these processes, the Company will not be able to grow and our sales, business, financial condition and results of operations will be harmed.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	inclusion of only two years, as compared to three years, of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation;

•	reduced disclosure about executive compensation arrangements; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our April 2022 IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have taken advantage of the reduced reporting requirements in this prospectus and in the documents incorporated by reference into this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not emerging growth companies.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies.

Our Corporate Information

We were formed under the name Nocimed, LLC, a limited liability company in January 2008, under the laws of the State of Delaware. In February 2015, Nocimed, LLC was converted into Nocimed, Inc. a Delaware corporation. On December 3, 2021, we changed our name to Aclarion, Inc. Our principal executive offices are located at 8181 Arista Place, Suite 100, Broomfield, Colorado 80021. Our main telephone number is (833) 275-2266. Our internet website is www.aclarion.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Securities offered by the Selling Stockholders:	Up to an aggregate of 1,571,516 shares of our common stock, par value $0.00001 per share, consisting of, (a) 339,360 shares of common stock sold in a private investment in public equity financing (the “PIPE Offering”) pursuant to a Securities Purchase Agreement, dated May 16, 2023, by and between us and the Selling Stockholders; and, (b) 1,232,156 shares of common stock issuable upon the exercise of 1,232,156 Common Warrants issued in the PIPE Offering to the Selling Stockholders pursuant to the 2023 SPA.

Common stock outstanding prior to the Offering:	8,200,875 shares.

Common stock to be outstanding after the Offering assuming exercise of all of the Common Warrants:	9,433,031 shares.

Use of Proceeds:	We will not receive any proceeds from the sale by the Selling Stockholders of the shares of common stock being offered by this prospectus. However, we may receive proceeds from the cash exercise of the Common Warrants, which, if exercised in cash at the current exercise price with respect to all Common Warrants, would result in gross proceeds to us of approximately $771,576. The proceeds from such Common Warrant exercises, if any, will be used for working capital and general corporate purposes.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 13 before deciding to invest in our securities.

Trading Symbols:	Our common stock is currently quoted on The Nasdaq Capital Market under the trading symbol “ACON”, and our Warrants (the IPO Warrants”) issued pursuant to our initial public offering (“IPO”) is currently quoted on The Nasdaq Capital Market under the trading symbol “ACONW”. There is no established public trading market for the Common Warrants. We do not intend to apply for the listing of the Common Warrants on any securities exchange or recognized trading system.

The shares of common stock outstanding and the shares of common stock to be outstanding after this offering is based on 9,433,031 shares outstanding as of May 31, 2023 (including the Commitment Shares), and excludes:

•	2,205,482 shares of our common stock issuable upon the exercise of outstanding stock options granted under our 2015 Stock Plan,
•	533,338 shares of our common stock issuable upon the exercise of outstanding stock options granted under our 2022 Stock Plan,
•	770,111 shares of our common stock issuable upon the settlement of outstanding restricted stock units (“RSUs) options granted under our 2022 Stock Plan,
•	1,089,627 shares of our common stock reserved for future grant under our 2022 Stock Plan,
•	2,489,750 shares of common stock issuable upon the exercise of our outstanding Nasdaq-listed IPO Warrants,
•	426,768 shares of common stock issuable upon the exercise of outstanding privately placed warrants, and
•	54,349 shares of common stock issuable upon the exercise of pre-funded warrants issued as a placement agent fee in connection with the PIPE Offering.
•	173,200 shares of common stock reserved for issuance upon the exercise of an outstanding IPO underwriter representative common stock warrant.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference in this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained (or incorporated by reference) in this prospectus, those results may not be indicative of results in subsequent periods.

Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as those risk factors included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (both of which are incorporated herein by reference), as amended or supplemented from time to time by any risk factors we include in subsequent Annual or Quarterly Reports on Form 10-K or 10-Q, respectively, and incorporated herein by reference, together with all of the other information contained in this prospectus and incorporated by reference herein.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Information of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations, as well as the value of an investment in our securities, could be materially and adversely affected. In that case, you might lose all or part of the value of your investment.

The Selling Stockholders may sell their shares of common stock in the open market, which may cause our stock price to decline.

The Selling Stockholders may sell the shares of common stock being registered in this offering in the public market. That means that up to 1,571,516 shares of common stock, the number of shares being registered in this offering for sale by the Selling Stockholders if they exercise the Common Warrants, may be sold in the public market. Such sales will likely cause our stock price to decline.

Sales of our common stock by the Selling Stockholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

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MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained (or incorporated by reference) in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Information Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the common stock offered by this prospectus by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Common Warrants, which, if exercised in cash at the current exercise price with respect to all Common Warrants, would result in gross proceeds to us of approximately $771,576. The proceeds from such Common Warrant exercises, if any, will be used for working capital and general corporate purposes. We cannot predict when or whether the Common Warrants will be exercised, and it is possible that some or all of the Common Warrants may expire unexercised. For information about the Selling Stockholders, see “Selling Stockholders.”

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares of common stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

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DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our certificate of incorporation (which we refer to as our “charter”) and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

We have two classes of securities registered under Section 12 of the Exchange Act. Our shares of common stock are listed on The Nasdaq Stock Market under the trading symbol “ACON.” Our IPO Warrants are listed on the Nasdaq Stock Market under the trading symbol “ACONW.” There is no established public trading market for the Common Warrants. We do not intend to apply for the listing of the Common Warrants on any securities exchange or recognized trading system.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our board will have the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

No shares of preferred stock are currently outstanding. We redeemed the one outstanding share of Series A preferred stock on March 28, 2023.

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Anti-Takeover Effects of Delaware Law and Provisions of our Charter and our Bylaws

Certain provisions of the DGCL and of our charter and our bylaws could have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Filling Vacancies

Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock. Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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No Written Consent of Stockholders

Our charter and bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our charter and bylaws provide that only a majority of the members of our Board then in office, our Executive Chairman or our Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Advance Notice Requirements

Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to our Charter and Bylaws

The DGCL, provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

Undesignated preferred stock

Our charter provides for 20,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board could cause shares of convertible preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our charter grants our board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

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Choice of Forum

Our charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our charter also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Nasdaq-Listed IPO Warrants

Each IPO Warrant represents the right to purchase one share of common stock at an exercise price of $4.35. The IPO Warrants are exercisable beginning April 21, 2022, will terminate on the 5th anniversary date the IPO Warrants are first exercisable. The exercise price and number of shares for which each IPO Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Holders of the IPO Warrants may exercise their IPO Warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the IPO Warrants is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the IPO Warrant shares (the “IPO Warrant Shares”) is not effective, a holder of IPO Warrants may only exercise its IPO Warrants for a net number of IPO Warrant Shares pursuant to the cashless exercise procedures specified in the IPO Warrants. IPO Warrants may be exercised in whole or in part, and any portion of an IPO Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of an IPO Warrant.

Upon the holder’s exercise of an IPO Warrant, we will issue the shares of common stock issuable upon exercise of the IPO Warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the IPO Warrants will be, when issued in accordance with the IPO Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time an IPO Warrant is outstanding, we consummate any fundamental transaction, as described in the IPO Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any IPO Warrants will thereafter receive upon exercise of the IPO Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such IPO Warrants would have been entitled upon such consolidation or merger or other transaction.

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The IPO Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the IPO Warrants require the written consent of the holder of such IPO Warrants and us. The IPO Warrants were issued in book-entry form under a warrant agent agreement between V-Stock Transfer Company, Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of the IPO Warrants, each of which are included as exhibits to the registration statement of which this prospectus is a part.

Transfer Agent, Registrar, Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for our IPO Warrants is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

As of May 31 2023, there were 8,200,875 shares of our common stock outstanding, and approximately 150 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Other Outstanding Warrants

At May 31, 2023, we had 426,768 outstanding privately-placed common stock warrants (in addition to our Nasdaq-listed IPO Warrants described above). These warrants have a weighted-average exercise price of $4.35, and will expire in April 2027.

These warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of the underlying shares at the time of exercise of the warrant after deduction of a number of shares equal in value to the aggregate exercise price. The warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.

In connection with our April 2022 IPO, we issued a warrant (the “IPO Representative’s Warrant”), which enables our IPO underwriter to purchase up to an aggregate of 173,200 of shares of Common Stock, at an exercise price equal to $5.44 per share. The IPO Representative’s Warrant may be exercised beginning on October 26, 2022 until April 26, 2027.

In connection with the PIPE Offering, we issued (i) 1,232,156 five year Common Warrants to purchase 1,232,156 shares of Common Stock at an exercise price, subject to adjustment, of $0.6262 per share and (ii) 54,349 pre-funded warrants (the “Pre-Funded Warrants) for 54,349 shares of common stock as a placement agent fee. The Pre-Funded Warrants are exercisable commencing on November 16, 2023 for $0.01 per share of common stock. The exercise of the Common Warrants and Pre-Funded Warrants are subject to beneficial ownership limitations.

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SELLING STOCKHOLDERS

On May 16, 2023, the Company entered into the 2023 SPA with accredited investors for an unsecured non-convertible note financing. The Company has received $1,250,000 of gross proceeds in connection with the first tranche closing of this financing.

Pursuant to the 2023 SPA, the Company has the option, subject to certain conditions, to close on a second tranche of this financing. If the second tranche is closed, the Company would receive an additional $750,000 of gross proceeds in connection with the second tranche closing of this financing. The option for the second tranche is exercisable by the Company at any time during the period commencing on the 10th trading day after the first tranche closing date and ending on the earlier of (x) the date no first tranche notes remain outstanding and (y) the six-month anniversary of the first tranche closing date.

On May 16, 2023, we completed the first tranche of the PIPE Offering pursuant to the terms of the 2023 SPA and issued (i) 339,360 shares of common stock (the “Commitment Shares”); and, (ii) 1,232,156 five year Common Warrants to purchase 1,232,156 shares of Common Stock at an exercise price, subject to adjustment, of $0.6262 per share. The Commitment Shares were issued as a Commitment Fee to the investors in the PIPE Offering, and the Common Warrants were issued in connection with the associated purchase of $1,437,500 in promissory notes by the Investors. The aggregate gross proceeds of the PIPE Offering was $1,250,000 (Purchase Price of $1,437,500, less an Original Issue Discount (“OID”) of 15%) and total commissions to the placement agents of 10% of funds received by the Company ($123,217). In addition,  the Company issued 54,349 Pre-Funded Warrants for 54,349 shares of common stock as an additional placement agent fee.

The Common Warrants are immediately exercisable for $0.6262 per share of common stock, subject to certain adjustments, including with respect to stock dividends, splits, subsequent rights offerings, pro rata distributions and a Fundamental Transaction (as defined in the Common Warrant) and until the fifth anniversary of the original issuance date (the “Expiration Date”). The Pre-Funded Warrants are exercisable commencing on November 16, 2023 for $0.00001 per share of common stock, subject to certain adjustments, including with respect to stock dividends, splits, subsequent rights offerings, pro rata distributions and a Fundamental Transaction (as defined in the Pre-Funded Warrant) until all of the Pre-Funded Warrants are exercised in full. The exercise of the Warrants are subject to beneficial ownership limitations.

In connection with the PIPE Offering, we entered into a Registration Rights Agreement with the Purchasers, dated May 16, 2023 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC no later than the 30th calendar day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 60th calendar day following the date of the Registration Rights Agreement.

The common stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon exercise of the Warrants. For additional information regarding the issuances of those shares of common stock and Warrants, see “Description of Business – Recent Developments – PIPE Offering” and “Description of Securities” in this prospectus. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the Common Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each of the Selling Stockholders, based on its ownership of the shares of common stock and Common Warrants, as of June 1, 2023, assuming exercise of the Common Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders (without regard to any limitations on exercise of the Common Warrants set forth therein).

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Stockholders and (ii) the maximum number of shares of common stock issuable upon exercise of the Common Warrants, determined as if the outstanding Common Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

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Under the terms of the Common Warrants held by Selling Stockholders, a Selling Stockholder may not exercise any such Common Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (the “Maximum Percentage”) , of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Common Warrants which have not been exercised. The number of shares in the second column reflects these limitations, however, the fourth column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering(1)		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of shares of Common Stock Owned After Offering(3)
	Number	Percent		Number	Percent

Cavalry Fund I, LP(4)	412,900(6)	4.99%	1,343,961	0	0%

WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series(5)	227,555(7)	2.81%	227,555	0	0%

(1)	Applicable percentage ownership is based on 8,200,875 shares of our common stock outstanding as of May 31, 2023, and based on 9,433,031 shares of our common stock outstanding after the offering.

(2)	For the purposes of the calculations of common stock to be sold pursuant to the prospectus we are assuming that the Common Warrant is exercised in full without regard to any limitations set forth therein.

(3)	Represents the amount of shares that will be held by the Selling Stockholders after completion of this offering based on the assumptions that (a) all common stock underlying Common Warrants registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the Selling Stockholders are not obligated to sell all or any portion of the shares of our stock offered pursuant to this prospectus.

(4)	Cavalry Fund I GP LLC, the General Partner of Cavalry Fund I, LP, has discretionary authority to vote and dispose of the shares held by Cavalry Fund I, LP and may be deemed to be the beneficial owner of these shares. Thomas Walsh, in his capacity as CEO of Cavalry Fund I GP LLC, may also be deemed to have investment discretion and voting power over the shares held by Cavalry Fund I, LP. Cavalry Fund I GP LLC and Mr. Walsh each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.

(5)	WVP Management, LLC, the Managing Member of WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series (the “Selling Stockholder”), has discretionary authority to vote and dispose of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of these shares. Cavalry Fund I Management LLC and Worth Venture Partners, LLC, in their capacity as advisors to the Selling Stockholder, may also be deemed to have investment discretion and voting power of the shares held by the Selling Stockholder. Thomas Walsh, in his capacity as General Partner, CEO, and CIO of Cavalry Fund I Management LLC, may also be deemed to have investment discretion and voting power over the shares held by the Selling Stockholder. Abby Flamholz, in her capacity as Managing Member of WVP Management, LLC and in her capacity as Managing Member of Worth Venture Partners, LLC, may also be deemed to have investment discretion and voting power of the shares held by the Selling Stockholder. WVP Management, LLC, Cavalry Fund I Management LLC, Worth Venture Partners, LLC, Mr. Walsh and Ms. Flamholz each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.

(6)	This column lists the number of shares of our common stock beneficially owned by this Selling Stockholder as of May 31, 2023 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of May 31, 2023, this Selling Stockholder would beneficially own an aggregate of 1,343,961 shares of our common stock, consisting of (i) 290,221 shares of common stock held by this Selling Stockholder, all of which shares are being registered for resale under this prospectus, and (ii) 1,053,740 shares underlying the Common Warrant held by this Selling Stockholder, currently exercisable at an exercise price of $0.6262, all of which shares are being registered for resale under this prospectus.

(7)	This column lists the number of shares of our common stock beneficially owned by this Selling Stockholder as of May 31, 2023 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of May 31, 2023, this Selling Stockholder would beneficially own an aggregate of 227,555 shares of our common stock, consisting of (i) 49,139 shares of common stock held by this Selling Stockholder, all of which shares are being registered for resale under this prospectus, and (ii) 178,416 shares underlying the Common Warrant held by this Selling Stockholder, currently exercisable at an exercise price of $0.6262, all of which shares are being registered for resale under this prospectus.

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Material Relationships with Selling Stockholders

Other than in connection with the transactions described above and elsewhere in this registration statement, we have not had any material relationships with the Selling Stockholders in the last three (3) years.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the Common Warrants to permit the resale of these shares of common stock by the holders of the common stock and Common Warrants (the “Selling Stockholders”) from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock, although we will receive the exercise price of any Common Warrants not exercised by the Selling Stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our common stock is vStock Transfer LLC, at 18 Lafayette Place, Woodmere, NY 11598. The transfer agent’s telephone number is (212) 828-8436.

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LEGAL MATTERS

Carroll Legal LLC, Denver, CO will pass upon the validity of the shares of common stock offered hereby for us.

EXPERTS

The financial statements of Aclarion, Inc. (“Aclarion”) for the year ended December 31, 2022 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Aclarion’s Annual report on Form 10-K/A for the year ended December 31, 2022 filed on June 12, 2023, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Aclarion’s ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

The financial statements of Aclarion, Inc. (“Aclarion”) for the year ended December 31, 2021 have been audited by Daszkal Bolton LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Aclarion’s Annual report on Form 10-K/A for the year ended December 31, 2022 filed on June 12, 2023, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Aclarion’s ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room of the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC website is www.sec.gov.

You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Our website address is www.aclarion.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider information on our website to be part of this prospectus.

You may also request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Aclarion, Inc.

Attn: Investor Relations

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

Telephone: (833) 275-2266

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC (SEC File No. 001-40071), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

•	Our Annual Report of Form 10-K/A filed with the SEC on June 12, 2023

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 20023, filed with the SEC on July 3, 2023

•	Our Annual Report on Form 10-K filed with the SEC on February 27, 2023;

•	Our Current Reports on Form 8-K and 8-K/A filed with the SEC on February 17, March 7, March 9, March 28, April 25, May 15, May 16, May 17, May 23, May 30, and June 20, 2023.

•	the description of our securities registered pursuant to Section 12 of the Exchange Act our Registration Statement on Form 8-A (File No. 001-41358, filed with the SEC under Section 12(b) of the Exchange Act, on April 20, 2022, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Aclarion, Inc., Attn: Investor Relations, 8181 Arista Place, Suite 100, Broomfield, Colorado 80021; Telephone: (833) 275-2266; E-mail: jlorbiecki@aclarion.com.

You also may access these filings, free of charge, on the SEC’s website at www.sec.gov or on our website at www.aclarion.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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ACLARION, INC.

PROSPECTUS

June __, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the placement agent commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the Exchange listing fee.

Securities and Exchange Commission registration fee	$111.96
Legal fees and expenses	25,000.00
Accountants’ fees and expenses	20,000.00
Miscellaneous	888.04
Total	$46,000.00

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

II-1

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at the company’s request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

The form of Placement Agent Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the placement agent of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, Aclarion, Inc. issued the following securities that were not registered under the Securities Act (since January 1, 2019):

During 2018 and early 2019, the Company began a financing consisting of Preferred B-1 shares, which accrues 6% interest and converts at the effective date of this registration statement into shares of common stock. A total of $5,217,698 was raised in 2018 and $2,463,328 was raised in 2019.

In February 2020, the Company issued to NuVasive a $2 million “SAFE” (Simple Agreement for Future Equity). In December 2021, the SAFE was converted into shares of Series B-2 Preferred Stock.

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In February 2020 and continuing through June 2021, the Company initiated a financing in the form of 6% Convertible Promissory Notes due June 30, 2021. This financing raised $2,130,010 during 2020 and $814,000 during the first six months of 2021. In December 2021, all notes were converted into shares of Series B-3 Preferred Stock.

In connection with the above-referenced note financing, the Company also issued certain common stock warrants. Such warrants were exercised immediately prior to the Company’s April 2022 IPO, resulting in the issuance of 76,156 shares (post-reverse stock split) of common stock.

In February 2021, and April 2020, the Company entered into two promissory notes (the “PPP Notes”) evidencing an unsecured loan (the “Loan”) in the amounts of $125,000 and $245,191 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the CARES Act and is administered by the U.S. Small Business Administration.

The PPP Notes were to mature in February 2026 and April 2027 and bear interest at a rate of 1% per annum, payable monthly commencing in June 2019 and November 2020. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from the Loan may only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations.

The PPP Notes contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the lender or breaching the terms of the Loan documents. The occurrence of an event of default will result in an increase in the interest rate to 18% per annum and provides the lender with customary remedies, including the right to require immediate payment of all amounts owed under the promissory note.

Pursuant to the terms of the CARES Act and the PPP, the Company applied in February 2021 to the lender for forgiveness for the amount due on the first Loan. In May 2021, the Company was notified that 100% of the first loan of $245,191 had been forgiven, and in August 2021 the Company was notified that 100% of the second loan of $125,000 had been forgiven. The amounts eligible for forgiveness was based on the amount of Loan proceeds used by the Company for the payment of certain covered costs, including payroll costs (including benefits), interest on mortgage obligations, rent and utilities, subject to certain limitations and reductions in accordance with the CARES Act and the PPP.

In June 2021, the Company issued $2.0 million of Promissory Notes that mature at the earlier of the consummation of a Qualified Financing or May 31, 2022. The notes incorporated the following major attributes; interest on the Notes accrues at 33%, and the accrued interest would automatically convert into the securities offered in a Qualified Financing, at a per security price equal to the offering price of the Qualified Financing multiplied by 0.30 (70% discount).

From January 1, 2019 through the date of the Company’s April 2022 IPO, we granted to our consultants, employees, officers and directors options to purchase an aggregate of 16,073,154 shares (pre-reverse stock split) of Common Stock at per share exercise prices ranging from $0.18 to $0.26 (pre-reverse stock split) under our 2015 Stock Plan. Included in those totals were grants made during 2021 of options to purchase an aggregate of 14,234,688 shares (pre-reverse stock split) of Common Stock at a per share exercise price of $0.26 (pre-reverse stock split).

From January 1, 2019 through the date of the Company’s April 2022 IPO, we issued an aggregate of 10,000 shares of Common Stock pursuant to the exercise of options by our consultants, employees, officers and directors.

These sales and issuances were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D or Rule 701 promulgated thereunder, and did not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who received such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are be affixed to all share certificates issued. All recipients have adequate access through their relationship with us to information about us.

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In connection with our April 2022 IPO:

•	certain outstanding common stock warrants were exercised on a net share basis for 60,408 common shares;
•	24,495,004 (pre-split) outstanding shares of our preferred stock were converted into 3,279,117 post-split shares of common stock;
•	all accrued dividends on our outstanding Series B, B-1, B-2 and B-3 preferred stock were converted to 984,429 post-split common shares;
•	all accrued interest on the Company's outstanding secured promissory notes was converted into (i) 426,768 post-split common shares and (ii) 426,768 post-split common stock warrants, with beneficial conversion rates charged to interest expense upon conversion; and
•	we issued to the representative of the underwriters a common stock warrant for 173,200 shares with an exercise price of $5.44 per share.

In November 2022, we issued 40,000 unregistered and restricted shares to a vendor as partial payment for services rendered by such vendor.

On May 16, 2023, we completed the first tranche of the PIPE Offering pursuant to the terms of the 2023 SPA and issued (i) 339,360 shares of common stock (the “Commitment Shares”); and, (ii) 1,232,156 five year Common Warrants to purchase 1,232,156 shares of Common Stock at an exercise price, subject to adjustment, of $0.6262 per share. The Commitment Shares were issued as a Commitment Fee to the investors in the PIPE Offering, and the Common Warrants were issued in connection with the associated purchase of $1,437,500 in promissory notes by the Investors. The aggregate gross proceeds of the PIPE Offering was $1,250,000 (Purchase Price of $1,437,500, less an Original Issue Discount (“OID”) of 15%) and total commissions to the placement agent(s) of 10% of funds received by the Company ($123,217). In addition, the Company issued to 54,349 pre-funded warrants (the “Pre-Funded Warrants) for 54,349 shares of common stock as an additional placement agent fee.

These sales and issuances were made in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 (d), and did not involve any public offering. The persons and entities who received such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are be affixed to all share certificates issued. All recipients have adequate access through their relationship with us to information about us.

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Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description of Document	Incorporated by reference from Form	Filing Date	Exhibit Number	Filed Herewith

1.1		Underwriting Agreement dated April 21, 2022	8-K	04-27-2022	1.1
3.1		Certificate of Incorporation of the Company	8-K	04-27-2022	3.1
3.2		Bylaws of the Company	8-K	04-27-2022	3.2
3.3		Certificate of Designation of Series A Preferred Stock	8-K	02-17-2023	3.1
4.1		Form of Common Stock Certificate	10-Q	06-06-2022	4.1
4.2		Form of IPO Warrant	8-K	04-27-2022	4.1
4.3		Form of IPO Representative’s Common Stock Purchase Warrant	8-K	04-27-2022	4.2
4.4		Description of Securities	10-Q	06-06-2022	4.4
5.1		Form of Opinion of Carroll Legal LLC				X
10.1	#	Employment Agreement of Jeff Thramann	S-1/A	03-23-2022	10.1
10.2	#	Employment Agreement of Brent Ness	S-1/A	03-23-2022	10.2
10.3	#	Employment Agreement of John Lorbiecki	S-1/A	03-23-2022	10.3
10.4	#	Form of Aclarion, Inc. 2022 Equity Incentive Plan	S-1	01-06-2022	10.4
10.5		Senior Secured Bridge Note	S-1/A	03-04-2022	10.5
10.6		License Agreement with UCSF the Regents of the University of California	S-1	01-06-2022	10.6
10.7		Amendment to UC License Agreement	S-1/A	03-04-2022	10.7
10.8	**	NuVasive Amended and Restated Commission Agreement dated February 28, 2020	S-1/A	03-23-2022	10.8
10.9		Amended and Restated Investor Rights Agreement dated July 27, 2017	S-1/A	03-23-2022	10.9
10.10		First Amendment to Amended and Restated Investor Rights Agreement dated February 20, 2020	S-1/A	03-23-2022	10.10
10.11		NuVasive SAFE (Simple Agreement for Future Equity) dated February 28, 2020	S-1/A	03-23-2022	10.11
10.12	**	Right of First Offer Agreement	S-1/A	03-23-2022	10.12
10.13		First Amendment to Right of First Offer Agreement	S-1/A	03-23-2022	10.13
10.14		Second Amendment to Right of First Offer Agreement	S-1/A	03-23-2022	10.14
10.15		Convertible Note and Warrant Purchase Agreement	S-1/A	03-23-2022	10.16
10.16		Warrant Agent Agreement dated April 21, 2022	8-K	04-27-2022	10.1
10.17		Siemens Strategic Collaboration Agreement	S-1	01-06-2022	10.17
10.18	#	Aclarion, Inc. 2022 Equity Incentive Plan – Form of Option Grant Notice and Stock Option Agreement	S-1	01-06-2022	10.20
10.19	#	Aclarion, Inc. 2022 Equity Incentive Plan – Form of RSU Grant Notice and RSU Agreement	S-1	01-06-2022	10.21
10.20	#	Nocimed, Inc. 2015 Stock Plan	S-8	05-26-2022	99.4
10.21	#	Nocimed, Inc. 2015 Stock Plan – Form of Option Grant Notice and Stock Option Agreement	S-8	05-26-2022	99.5
10.22		Securities Purchase Agreement dated February 16, 2023 between Aclarion, Inc. and Jeffrey Thramann	8-K	02-17-2023	10.1
10.23		Securities Purchase Agreement dated May 16, 2023				X
10.24		Form of Unsecured Non-Convertible Note	8-K	05-17-2023	10.2
10.25		Form of Common Stock Warrant	8-K	05-17-2023	10.3
10.26		Unsecured Non-Convertible Note dated May 16, 2023 (principal amount $208,150)				X
10.27		Unsecured Non-Convertible Note dated May 16, 2023 (principal amount $1,229,350)				X
10.28		Common Stock Warrant dated May 16, 2023 (178,416 shares)				X
10.29		Common Stock Warrant dated May 16, 2023 (1,053,740 shares)				X
10.30		Registration Rights Agreement dated May 16, 2023				X
23.1		Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm				X
23.2		Consent of CohnReznick LLP, Independent Registered Public Accounting Firm				X
23.3		Consent of Carroll Legal LLC (included in Exhibit 5.1)
24.1		Power of Attorney (Included on Signature Page)
107		Filing Fees				X

____________________________

*	To be filed by amendment to this Registration Statement.
**	Certain information contained in this Exhibit has been redacted and appears as “XXXXX” as the disclosure of same would be a disadvantage to the Registrant in the marketplace
***	Previously filed.
#	Indicates management contract or compensatory plan.

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(b) Financial statement schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or notes thereto.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, in the State of Colorado, on this 3rd day of July, 2023.

ACLARION, INC.

By:	/s/ John Lorbiecki
John Lorbiecki
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Lorbiecki and Brent Ness his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Ness	Chief Executive Officer and Director	July 3, 2023
Brent Ness	(Principal Executive Officer)
President and Director

/s/ John Lorbiecki	Chief Financial Officer	July 3, 2023
John Lorbiecki	(Principal Financial and Accounting Officer)

/s/ Jeffrey Thramann	Executive Chairman and Director	July 3, 2023
Jeffrey Thramann

/s/ David Neal	Director	July 3, 2023
David Neal

/s/ William Wesemann	Director	July 3, 2023
William Wesemann

/s/ Amanda Williams	Director	July 3, 2023
Amanda Williams

/s/ Stephen Deitsch	Director	July 3, 2023
Stephen Deitsch

/s/ Scott Breidbart	Director	July 3, 2023
Scott Breidbart

S-1